UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)
April 6, 2011

AMERICAN ENVIRONMENTAL ENERGY, INC.
(Exact name of Registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

33-38119-C
(Commission File Number)

41-1619632
(IRS Employer Identification Number)

5119 Ashley Court
Houston, Texas 77024
(Address of principal executive offices)

(866) 671-7571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01  Completion of Acquisition or Disposition of Assets

On April 6, 2011, American Environmental Energy, Inc, (the “Company”)and Pantheon Energy, Inc., a Nevada corporation (“PEI”),entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which, the Company will sell all of the capital stock of Pantheon Energy Europe, Inc., a Nevada corporation (“PEEI”), owned by the Company (which includes two Czech Republic limited liability companies, Pantheon Energy Management EU, s.r.o. and Pantheon Eco-Waste Energy Park, s.r.o), and all of its ownership in Pantheon Energy Holdings B.V., a Netherlands limited liability company (“PEH-BV”), as well as a portion of the Company’s furniture and equipment.  The Company has been attempting to finance the acquisition and development of a landfill and energy generation facility in the Czech Republic, and to develop other offshore projects.  The Company has not been able to obtain the required financing, and does not anticipate being able to do so in the foreseeable future.  Further, the agreements to acquire the projects have expired by their terms, and are no longer in force and effect.  Given the Company’s inability to secure financing for these projects, the Company has determined to cease the pursuit of offshore opportunities, as well as those that require more than $10.0 million in financing to develop.  The Asset Purchase Agreement divests the Company of all assets related to those projects, as well as all liabilities that were incurred in connection therewith.

As a result of the consummation of the Asset Purchase Agreement, the Company will have no further interest in PEEI or PEH-BV. The consideration to be paid by PEI is the assumption of certain of the Company’s debts and liabilities in an aggregate amount estimated to be approximately $730,000.

On April 6, 2011, in connection with the Asset Purchase Agreement, the Company has simultaneously entered into an Assignment, Assumption and Consent Agreement with PEEI, Steven Byle (“Byle”) and John Montague (“Montague”), dated as of April 6, 2011, for the assignment by the Company, the assumption by PEEI and the Consent of Byle and Montague to the assignment by AEEI and the assumption by PEEI of unsecured promissory notes in the amounts of Four Hundred Twenty-Five Thousand Dollars ($425,000)(the “Byle Note”)and Seventy-Five Thousand Dollars ($75,000)(the “Montague Note”).

Item 9.01   Financial Statements and Exhibits

(d)      Exhibits

2.1	Asset Purchase Agreement between American Environmental Energy, Inc. and Pantheon Energy, Inc., dated as of April 6, 2011.

2.2	Assignment, Assumption and Consent Agreement between American Environmental Energy, Inc., Pantheon Energy Europe, Inc., Steven Byle and John Montague, dated as of April 6, 2011.

# # #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN ENVIRONMENTAL ENERGY, INC.
(Registrant)

By: /s/ John Montague
Name: John Montague
Principal Executive Officer,
Principal Financial Officer, Principal
Accounting Officer, Treasurer and Secretary

Date: April 15, 2011